SCHEDULE DEF A14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Safeco Money Market Trust
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The Board of Trustees recommends that you vote FOR each of the proposals.

If the reorganization is approved by your Safeco fund, you will become a shareholder of a Pioneer fund with a substantially similar investment objective and similar investment policies as your Safeco fund.

November 2004
Dear Shareholder,

I am writing to let you know that a meeting will be held Wednesday, December 8, 2004 for shareholders to vote on two important proposals affecting the Safeco mutual funds. As a Safeco mutual fund shareholder, we ask that you voice your opinion on these matters.

This package contains information about the proposals, along with a proxy card for you to vote by mail. Please take a moment to read the enclosed materials and cast your vote using the proxy card, by telephone or via the Internet. If we do not receive sufficient votes, we will try to obtain more votes with additional mailings or phone solicitation. Both of these are costly processes.

The proposals have been reviewed by the Board of Trustees, whose primary role is to protect the interests of shareholders. The parent company of Symetra Asset Management Company ("SAM"), the former investment adviser to the Safeco Funds, decided that management of mutual funds was no longer a core business and the investment advisory agreement between your Safeco Fund and SAM has terminated.

The Trustees recommend that you vote FOR the proposals.

Here is what a FOR vote means for the proposals.
Proposal 1:

Approval of an Agreement and Plan of Reorganization between your Safeco fund and a Pioneer fund. Your Safeco fund will transfer all of its assets to a fund managed by Pioneer Investment Management, Inc. ("Pioneer") with a substantially similar investment objective and similar investment policies as your Fund (each a "Pioneer fund") in exchange for Investor Class shares of the Pioneer fund and the assumption by the Pioneer fund of your Safeco fund's liabilities that are included in the calculation of your Safeco fund's net asset value at the closing. Following the reorganization, your Safeco fund will be dissolved. As a result of the reorganization, you will become shareholders of a corresponding Pioneer fund. If the reorganization is not approved, the Board for each Safeco fund will consider what alternative action to take. Such action could include liquidation of the fund.


Proposal 2:
Approval of an interim investment advisory agreement between your Safeco fund and Pioneer. Pioneer has provided advisory services for your Safeco fund pursuant to this agreement since August 2, 2004, when the advisory agreement between your Safeco fund and SAM terminated. The interim investment advisory agreement provides for the management of your Safeco fund until the reorganization is completed.


                                                       Continued on reverse side

It's quick and easy to vote your shares. You can vote by touchtone telephone, Internet or mail. All the materials you need are enclosed.

Please vote all proxy cards received.

Here's How to Vote

To vote by telephone or via the Internet, you will need the Control Number that appears in the shaded box on the front side of your proxy card. You will also find on the proxy card the tollfree number to call for telephone voting and the Web address to use for Internet voting. Regardless of which method you use, simply identify yourself with your Control Number and follow the simple instructions. Voting by touchtone phone and the Internet is available 24 hours a day. Of course, if you prefer to vote by mail, simply complete and sign the enclosed proxy card and mail it in the postagepaid envelope provided.

You will receive a proxy card for each Safeco fund account you own. Eight Safeco funds are covered in the enclosed proxy statement; eight other Safeco funds are included in another proxy statement that is being mailed to you under separate cover if you are a shareholder in one of those other funds. Each proxy card has a unique Control Number. Regardless of how you choose to vote, please vote every proxy card you receive.

Please feel free to call Safeco at 1-800-624-5711 or Pioneer at 1-800-622-3265 if you have any questions about the proposal or the process for voting your shares. Thank you for your prompt response.

Sincerely,

/s/Roger Harbin

Roger Harbin
President



                    (C)2004 Pioneer Funds Distributor, Inc.,
          Underwriter of Pioneer mutual funds, Member SIPC 16375001004
       60 State Street, Boston, Massachusetts 02109 o www.pioneerfunds.com

[GRAPHIC OMITTED]



The Board of Trustees recommends that you vote FOR each of the proposals.




If the reorganization is approved by your Safeco fund, you will become a shareholder of a Pioneer fund with a substantially similar investment objective and similar investment policies as your Safeco fund.

November 2004
Dear Shareholder,

I am writing to let you know that a meeting will be held Wednesday, December 8, 2004 for shareholders to vote on two important proposals affecting the Safeco mutual funds. As a Safeco mutual fund shareholder, we ask that you voice your opinion on these matters.

This package contains information about the proposals, along with an instruction form for you to vote by mail. Please take a moment to read the enclosed materials and cast your vote using the instruction form, by telephone or via the Internet. If we do not receive sufficient votes, we will try to obtain more votes with additional mailings or phone solicitation. Both of these are costly processes.

The proposals have been reviewed by the Board of Trustees, whose primary role is to protect the interests of shareholders. The parent company of Symetra Asset Management Company ("SAM"), the former investment adviser to the Safeco Funds, decided that management of mutual funds was no longer a core business and the investment advisory agreement between your Safeco Fund and SAM has terminated.

The Trustees recommend that you vote FOR the proposals.

Here is what a FOR vote means for the proposals.

Proposal 1:

Approval of an Agreement and Plan of Reorganization between your Safeco fund and a Pioneer fund. Your Safeco fund will transfer all of its assets to a fund managed by Pioneer Investment Management, Inc. ("Pioneer") with a substantially similar investment objective and similar investment policies as your Fund (each a "Pioneer fund") in exchange for Investor Class shares of the Pioneer fund and the assumption by the Pioneer fund of your Safeco fund's liabilities that are included in the calculation of your Safeco fund's net asset value at the closing. Following the reorganization, your Safeco fund will be dissolved. As a result of the reorganization, you will become shareholders of a corresponding Pioneer fund. If the reorganization is not approved, the Board for each Safeco fund will consider what alternative action to take. Such action could include liquidation of the fund.


Proposal 2:

Approval of an interim investment advisory agreement between your Safeco fund and Pioneer. Pioneer has provided advisory services for your Safeco fund pursuant to this agreement since August 2, 2004, when the advisory agreement between your Safeco fund and SAM terminated. The interim investment advisory agreement provides for the management of your Safeco fund until the reorganization is completed.


                                                      Continued on reverse side

It's quick and easy to vote your shares. You can vote by touchtone telephone, Internet or mail. All the materials you need are enclosed.

Please vote all instruction forms received.

Here's How to Vote

To vote by telephone or via the Internet, you will need the Control Number that appears in the box with the arrow pointing to it on the front side of your instruction form. You will also find on the instruction form the tollfree number to call for telephone voting and the Web address to use for Internet voting. Regardless of which method you use, simply identify yourself with your Control Number and follow the simple instructions. Voting by touchtone phone and the Internet is available 24 hours a day. Of course, if you prefer to vote by mail, simply complete and sign the enclosed instruction form and mail it in the postagepaid envelope provided.

You will receive an instruction form for each Safeco fund account you own. Eight Safeco funds are covered in the enclosed proxy statement; eight other Safeco funds are included in another proxy statement that is being mailed to you under separate cover if you are a shareholder in one of those other funds. Each instruction form has a unique Control Number. Regardless of how you choose to vote, please vote every instruction form you receive.

Thank you for your prompt response.

Sincerely,

/s/Roger Harbin
Roger Harbin
President



       (C)2004 Pioneer Funds Distributor, Inc.,
       Underwriter of Pioneer mutual funds, Member SIPC 16418001004
       60 State Street, Boston, Massachusetts 02109 o www.pioneerfunds.com

Q. What do the proposals for my Fund mean?
A: Here is what a FOR vote means for each of the proposals being considered. Your Safeco Mutual Fund board of Trustees recommends that you vote for these proposals.

Proposal 1:
Approval of an Agreement and Plan of Reorganization between your Safeco fund and Pioneer. Your Safeco Fund will transfer all of its assets to an investment company (each a "Pioneer fund") managed by Pioneer Investment Management, Inc. (Pioneer) in exchange for Investor Class shares of the Pioneer fund. Following the reorganization, your Safeco fund will then be dissolved. As a result of the reorganization, you will become shareholders of the Pioneer fund. The Pioneer fund will also assume your Safeco fund's liabilities that are included in the calculation of your Safeco fund's net assets at the closing.


Proposal 2:
Approval of an interim investment advisory agreement between your Safeco fund and Pioneer. Pioneer has provided advisory services for your Safeco funds pursuant to this agreement since August 2, 2004, when the advisory agreement between your Safeco fund and Safeco Asset Management Company (SAM) terminated. Shareholders must approve any new investment adviser to a Safeco Fund. However, securities regulations permits your trustees to appoint an adviser on an interim basis without prior shareholder approval if the new adviser agrees to provide such services on the same terms as the previous adviser and approval of the new adviser is submitted to shareholders within 150 days.


Q: Why are the Trustees recommending these changes?
A: SAM, the investment adviser to each of the Funds until August 1, 2004, was acquired by Symetra. Symetra informed the Board that it was not interested in continuing to provide investment advisor services to the Safeco Funds. Therefore, a change in your Safeco Fund's investment advisor was necessary. The Trustees believe that reorganizing your Safeco Fund into a portfolio with substantially similar investment objective and policies that is part of the Pioneer family of funds offers you potential benefits. These potential benefits and considerations include:

     o The track record of Pioneer in managing the Pioneer Funds as compared to the historical performance of the Safeco Funds;

     o The resources of Pioneer, including its infrastructure in shareholder services;

     o The opportunity to be part of a significantly larger family of funds, with additional product offerings and enhanced shareholder servicing options;

     o Pioneer's commitment until the second anniversary of the closing date of the Reorganizations to limit the total operating expenses of the Investor Class shares of each Pioneer fund; and

     o Shareholders who own shares in their name as of the closing of the reorganization (i.e., not in the name of a broker) and maintain their account may purchase Class A shares of the corresponding Pioneer fund through such account in the future or may exchange those shares for Class A shares of another Pioneer fund or purchase Class A share of another Pioneer fund without paying any sales charge. Investor Class shares will not be offered for purchase after the reorganization.

Q:  Is there any part of these proposals that is not to my advantage?
A. While the Pioneer cap on ordinary operating expenses for two years essentially combines the existing voluntary fee waiver and the existing contractual cap on advisory fees, the existing cap on advisory fees is through 2009. No portion of expense caps would be guaranteed beyond two years after the reorganizations.

Q: Who makes the final decisions about these proposals?
A: Shareholders must make the final decision, either by attending the meeting and voting in person or by voting by proxy.

Q: When and where will the shareholder meeting take place?
A: The meeting is scheduled for December 8, 2004 at 2 pm, at the offices of Safeco Mutual Funds, King Auditorium, 4854 154th Place NE, Redmond, WA 98052.

Q: What does this mean for my Safeco mutual fund investments?
A: Your Safeco fund will transfer all of its assets to an investment company (each a "Pioneer fund") managed by Pioneer Investment Management, Inc. (Pioneer) in exchange for Investor Class shares of the Pioneer fund. Generally each Pioneer fund is an existing mutual fund with substantially similar investment objectives and policies as your Safeco fund. In the case of certain Safeco funds, the Pioneer fund is a newly organized mutual fund with investment objectives and policies substantially the same as your Safeco fund.

Q: What happens if the reorganization is not approved?
A: If the reorganization is not approved, the Board for that Safeco fund will consider what alternative action to take. Such action could include the liquidation of the fund.

Q: How can I cast my vote on these proposals if I am unable to attend the meeting?
A: You can vote by mail, telephone, or via the Internet. Touch-Tone telephone or Internet voting are available to most shareholders. Simply look up the 14-digit Control Number shown on the proxy card you have received. Then, either call 1-800-690-6903 or visit www.proxyweb.com any time, any day prior to the meeting date. Identify yourself with the Control Number on your proxy card and cast your vote. If you choose to vote by mail, simply complete and sign the proxy card(s) and mail it in the postage-paid envelope provided in time to be received prior to December 8, 2004. You will receive one proxy card for each fund in which you are invested. Regardless of how you vote, please vote all proxy cards.

Q: Can my financial advisor vote my shares? (This question goes on safecofunds.com only)
A: No. Shares must be voted by using the proxy card that was mailed to the shareholder or via telephone or the Internet using the unique control number printed on the proxy card.

Q: How will my mutual fund shares be converted into Pioneer funds? (This question goes on safecofunds.com only)
A: Your Advisor Class Safeco mutual fund shares will be liquidated and those assets will be used to buy Investor Class shares in the corresponding Pioneer fund. The number of shares you own may change, but the value of the shares will be the same. The Reorganizations are intended to result in no income, gain or loss being recognized for federal income tax purposes to any of the Pioneer Funds, the Safeco Funds or the shareholders of the Safeco Funds

Q: Will my Pioneer fund shares be the same class of shares as my Safeco fund? (This question goes on safecoinvestorclass.com only)
A: Holders of all share classes of your Safeco fund will receive Investor Class shares of the corresponding Pioneer fund. Investor Class shares of the applicable Pioneer fund will be distributed to shareholders in proportion to the relative net asset value of their share holdings on the closing date of the reorganization. Following the reorganization, your Safeco Fund will then be dissolved. As a result of the reorganization you will become shareholders of the corresponding Pioneer fund.